Exhibit 10.1

FIRST AMENDMENT TO LEASE

This First Amendment to Lease (“First Amendment”) is entered into as of May 11, 2006, by and between the NewTower Trust Company Multi-Employer Property Trust (fka the Multi-Employer Property Trust), a trust organized under 12 C.F.R. Section 9.18 (“Landlord”) and Cephalon, Inc., a Delaware corporation (“Tenant”), in consideration of the mutual covenants contained herein and the benefits to be derived herefrom.

WITNESSETH:

WHEREAS, Landlord and Tenant entered into a certain Office Lease dated as of January 14, 2004 (the “Lease”) pursuant to which Landlord leased to Tenant approximately one hundred thirteen thousand seven hundred forty-nine (113,749) rentable square feet (the “Initial Premises”) of space on the first, second and third floors of the building (referred to herein and in the Lease as the “Building”) located at 41 Moores Road, Frazer, Pennsylvania, commonly known as Westbrook Corporate Center; and

WHEREAS, by letter dated February 28, 2006 from Tenant to Landlord, Tenant has exercised its right under Paragraph 2.12 of the Lease to extend the term of the Lease from February 28, 2007 through February 29, 2008 (the “Prior Exercised Renewal Option”) at the rental rate set forth in the Lease; and

WHEREAS, Tenant also subleases an additional seventy-three thousand nine hundred four (73,904) rentable square feet (as further described in Section 3 hereof and defined therein as the Expansion Premises) in the Building from Systems & Computer Technology Corporation (“SCT”) pursuant to a certain Sublease dated as of March 1, 2004 between SCT and the Tenant, the term of which expires on February 28, 2009; and

WHEREAS, Landlord and Tenant are desirous of amending the Lease to, among other things (a) further extend the term thereof, and (b) provide that Tenant shall lease the Expansion Premises directly from the Landlord upon the expiration of the Sublease, all on the terms and conditions set forth herein;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is acknowledged by both Landlord and Tenant, the parties agree that the Lease is hereby amended as follows:

1.                                       Capitalized Terms. Capitalized terms that are used but not defined in this First Amendment shall have the meanings given them in the Lease.

2.                                       Extension of Lease Term. The Lease is hereby amended to extend the Lease Term from its present expiration date of February 29, 2008 to February 28, 2015, and the definition of the “Lease Term” set forth in Section 1 of the Lease is amended by deleting the words “and end thirty-six months following the Rent Commencement Date” from the first sentence thereof and substituting in their stead the words “and end on February 28, 2015”.

3.                                       Expansion Premises.

(a)                                  Effective on March 1, 2009 (the “Expansion Premises Commencement Date”), Landlord hereby leases to Tenant, and Tenant hereby rents from Landlord upon the terms and conditions of this First Amendment, the portion of the Building depicted on the plan attached hereto as First Amendment Exhibit A and agreed by Landlord and Tenant for all purposes under the Lease to consist of an aggregate of approximately seventy-three thousand nine hundred four (73,904) rentable square feet (the “Expansion Premises”), of which approximately nineteen thousand one hundred seventy-five (19,175) rentable square feet are located on the first floor of the Building, approximately twenty-one thousand nine hundred sixty-six (21,966) rentable square feet are located on the second floor of the Building, and approximately thirty-two thousand seven hundred sixty-three (32,763) rentable square feet are located on

**Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

the third floor of the Building. On the Expansion Premises Commencement Date, the Expansion Premises shall become part of the Premises and, except as otherwise provided herein, shall be subject to all of the terms and conditions of the Lease for the remainder of the Lease Term.

(b)                                 Tenant acknowledges and agrees that it is and shall remain in possession of the Expansion Premises through the Expansion Premises Commencement Date, subject to and in accordance with the terms of the Sublease and that certain Consent to Sublease dated March      , 2004 by and among Landlord, Tenant and SCT.

4.                                       Modification of Base Rent. Base Rent for the period through and including February 28, 2007 shall continue to be due and payable at the rate set forth in the Lease as in effect prior to this First Amendment. Any other provision of the Lease to the contrary notwithstanding, Section 1 of the Lease is hereby amended to provide that Base Rent for the period beginning on March 1, 2007 shall be as follows:

		Applicable	Rate		Monthly Base
Applicable Portion of Lease Term		Portion of	Per/Rentable	Annual Base	Rent Installment
Beginning	Ending	Premises	Sq. Ft./ Annum	Rent	(Annual ÷ 12)
March 1, 2007	February 29, 2008*	Initial Premises Only	[**]	[**]	[**]
March 1, 2008	February 28, 2009	Initial Premises Only	[**]	[**]	[**]
March 1, 2009	February 28, 2010	Initial Premises and Expansion Premises	[**]	[**]	[**]
March 1, 2010	February 28, 2011	Initial Premises and Expansion Premises	[**]	[**]	[**]
March 1, 2011	February 29, 2012	Initial Premises and Expansion Premises	[**]	[**]	[**]
March 1, 2012	February 28, 2013	Initial Premises and Expansion Premises	[**]	[**]	[**]
March 1, 2013	February 28, 2014	Initial Premises and Expansion Premises	[**]	[**]	[**]
March 1, 2014	February 28, 2015	Initial Premises and Expansion Premises	[**]	[**]	[**]

*Base Rent for the period from March 1, 2007 through February 29, 2008 representing the period covered by the Prior Exercised Renewal Option has not been amended but is restated in the above table in order to confirm same.

5.                                       Definitions. The Lease is hereby amended by deleting from Section 1 thereof the definitions of Base Year, Premises, Prime Rate, and Tenant’s Pro Rata Share, and substituting in their stead the following:

(a)                                  Base Year:  For that portion of the Lease Term (i) prior to March 1, 2008, the “Base Year” is calendar year 2004, and (ii) from and after March 1, 2008, the “Base Year” is calendar year 2008.

(b)                                 Premises:  For that portion of the Lease Term prior to the Expansion Premises Commencement Date, “Premises” means and refers to the Initial Premises consisting of an aggregate of approximately one hundred thirteen thousand seven hundred forty-nine

**Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

(113,749) rentable square feet, of which approximately thirty-eight thousand nine hundred thirty-three (38,933) rentable square feet are located on the first floor of the Building, approximately forty-two thousand five hundred ninety (42,590) rentable square feet are located on the second floor of the Building, and approximately thirty-two thousand two hundred twenty-six (32,226) rentable square feet are located on the third floor of the Building. For that portion of the Lease Term from and after the Expansion Premises Commencement Date, “Premises” means and refers to the Initial Premises and the Expansion Premises consisting of the entire Building and containing approximately one hundred eighty-seven thousand six hundred fifty-three (187,653) rentable square feet. The number of rentable square feet of the Initial Premises and the Expansion Premises as set forth in this paragraph shall be final, binding and conclusive for all purposes of this Lease.

(c)                                  Tenant’s Pro Rata Share:  A fraction, the numerator of which is the number of rentable square feet of floor area in the Premises, and the denominator of which is the number of rentable square feet of floor area in the Building. Except as provided below, for all periods during the Lease Term prior to the Expansion Premises Commencement Date, “Tenant’s Pro Rata Share” is 113,749/187,653 = sixty and sixty-two one-hundredths percent (60.62%), which shall be final, conclusive and controlling during such portion of the Lease Term for all purposes. For all periods during the Lease Term from and after the Expansion Premises Commencement Date, “Tenant’s Pro Rata Share of Operating Costs” is 187,653/187,653 = one hundred percent (100.00%), which shall be final, conclusive and controlling during such portion of the Lease Term for all purposes. Notwithstanding the foregoing, for purposes of determining the Excess Operating Costs Allocable to the Premises, Tenant’s Pro Rata Share for the first Lease Year (i.e. March 1, 2004 through February 28, 2005) is deemed to be thirty-nine and ninety-seven one-hundredths percent (39.97%) and Tenant’s Pro Rata Share for the second Lease Year (i.e. March 1, 2005 through February 28, 2006) is deemed to be forty-nine and three one-hundredths percent (49.03%).

6.                                       Condition of Premises. Tenant accepts the Initial Premises, and shall accept the Expansion Premises, for the remainder of the Lease Term (as extended herein) in their AS IS condition. Tenant acknowledges that no representations as to the condition of the Initial Premises or the Expansion Premises have been made by Landlord. Notwithstanding anything to the contrary contained herein or in the Lease, except as expressly provided in Section 7 of this First Amendment Landlord shall have no obligation to provide any improvement allowance as a condition to, or in connection with, the extension of the Lease Term or the expansion of the Premises as provided in this First Amendment.

7.                                       Refurbishment Improvements/Allowance. In the event that Tenant desires to refurbish the Premises after March 1, 2010, subject to the terms and conditions hereof Landlord shall provide Tenant with an allowance (the “Refurbishment Allowance”) toward the cost of such refurbishment (including labor and materials, architectural, engineering, permitting and space planning fees, and construction management fee) of up to a maximum of [**] of the Premises (i.e. [**]). Except as provided in the penultimate sentence of this Section 7, any such refurbishment work (collectively, “Refurbishment Improvements”) shall be subject to all of the terms and conditions of Exhibit C to the Lease, provided that any reference in Exhibit C to (a) “Tenant Improvements” shall be deemed to refer to the Refurbishment Improvements, (b) the “Tenant Improvement Allowance” shall be deemed to refer to the Refurbishment Allowance, (c) the Tenant Improvement Contractor shall be deemed to refer to the contractors approved by Landlord for the Refurbishment Work in accordance with Paragraph 2(c) of said Exhibit C, (d) the Plans and Specifications shall be deemed to refer to the plans and specifications approved by Landlord for the Refurbishment Work in accordance with Paragraph 1 of said Exhibit C, and (e) Tenant Improvement Costs shall be deemed to refer to the costs of the Refurbishment Improvements (which costs shall include all of the same types of costs applicable to the Tenant Improvements as are included in Tenant Improvement Costs under Paragraph 3(a) of said Exhibit C). Notwithstanding anything to the contrary contained in the Lease (including but not limited to the last paragraph of Exhibit C to the Lease), (x) in the event that Tenant

**Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

has not completed the Refurbishment Improvements and/or satisfied all of the terms and conditions for disbursement of the Refurbishment Allowance on or before March 1, 2013, Landlord shall have no further obligation to pay or disburse any remaining portion of the Refurbishment Allowance, and (y)  Tenant shall not be entitled to receive any credit or payment on account of any unexpended portion of the Refurbishment Allowance. Further, (1) in addition to the matters provided for in Paragraph 4.19 of the Lease, to the extent accurate any estoppel certificate requested by Landlord shall certify that all required contributions by Landlord to Tenant on account of the Refurbishment Improvements have been delivered or received, as the case may be, and (2) for all purposes under the Lease, the Refurbishment Improvements shall constitute Tenant Alterations and shall be subject to all terms and conditions applicable thereto, provided that in the event of any inconsistency between the terms of this First Amendment and the terms of the Lease, the terms of this First Amendment shall control.

8.                                       Option to Renew.

(a)                                  Paragraph 2.12 of the Lease is hereby amended by deleting the first two (2) lines thereof and subparagraphs (a) through (f) (but retaining the balance of said paragraph 2.12 from and after the definition of “Fair Market Rent”):

“Option to Renew. Landlord hereby grants Tenant one (1) option to renew the Lease Term for a period of five (5) years (the “Renewal Term”) beginning on March 1, 2015 and ending on February 29, 2020, upon the following terms and conditions:

(a)                                  Tenant must exercise such renewal option, if at all, by giving written notice (the “Exercise Notice”)  to Landlord on or before August 31, 2013;

(b)                                 At the time Tenant delivers the Exercise Notice, this Lease must be in full force and effect, Tenant must not have assigned this Lease or sublet more than fifteen percent (15%) of the Premises, and no Event of Default shall have occurred and be continuing hereunder; and

(c)                                  The Renewal Term shall be upon the same term, covenants and conditions contained in this Lease, except that (1) the annual Base Rent for the renewal Term shall be the then-current Fair Market Rent of the Premises as of the first day of the Renewal Term, but in no event less than the annual Base Rent in effect immediately prior to the commencement of the Renewal Term, and (2) Tenant shall have no further option to extend the Lease Term.

(b)                                 Paragraph 2.12 of the Lease is hereby further amended by deleting the words “adjusted to reflect a 2004 Base Year” from the fourth line of the text immediately following former subparagraph (f) (which has been deleted pursuant to Section 10(a) of this First Amendment) and substituting in their stead “adjusted to reflect a 2008 Base Year”.

11.                                 Right of First Offer No Longer Applicable. The Lease is hereby amended by deleting Paragraph 2.13 thereof in its entirety.

12.                                 Default Rate. Section 3.8 of the Lease is hereby amended by deleting clause (a) thereof and substituting in its stead the following:

“(a)  the published prime or reference rate at a national banking institution designated by Landlord (the “Prime Rate”) then in effect, plus three (3) percentage points, or”.

13.                                 Modification of Tenant’s Insurance Requirements. (a)  Subparagraph 4.14.1(a) of the Lease is hereby amended by deleting the following text from the last three (3) lines thereof:

**Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

“and which policy names Landlord and Manager and, at Landlord’s request Landlord’s mortgage lender(s) or investment advisors, as additional insureds;”

and substituting in its stead the following:

“and which policy names Landlord, Kennedy Associates Real Estate Counsel, Inc., the Manager and, at Landlord’s request, Landlord’s trustee(s), mortgage lender(s) and/or investment advisors, as additional insureds;”.

(b)  Subparagraph 4.14.2 of the Lease is hereby amended by deleting the last sentence thereof and substituting the following in its stead:

“Upon any request from time to time made by Landlord, Tenant shall deliver to Landlord, Kennedy Associates Real Estate Counsel, Inc., the Manager, and any other parties hereunder required to be named as additional insureds, certificates evidencing the existence and amounts of all such policies.”

14.                                 Modification of Landlord’s Insurance Requirements. Subparagraph 4.15.1 of the Lease is hereby superseded and replaced in its entirety by the following:

“4.15.1   A policy of commercial general liability insurance, insuring against claims of bodily injury and death or property damage or loss with a combined single limit at the Commencement Date of not less than One Million Dollars ($1,000,000.00) per occurrence and Two Million Dollars ($2,000,000.00) in the aggregate, which policy shall be payable on an “occurrence” rather than a “claims made” basis; and an excess liability policy in umbrella form with a minimum limit of liability of Four Million Dollars ($4,000,000.00);”.

15.                                 Modification of Landlord’s Authorized Agents. Paragraph 6.17 of the Lease is hereby superseded and replaced in its entirety by the following:

“6.17                     Landlord’s Authorized Agents. Notwithstanding anything contained in the Lease to the contrary, including without limitation, the definition of Landlord’s Agents, only officers of Landlord’s authorized representative, Kennedy Associates Real Estate Counsel, Inc., and officers of NewTower Trust Company, the trustee of Landlord, are authorized to amend, renew or terminate this Lease, or to compromise any of Landlord’s claims under this Lease or to bind Landlord in any manner. Without limiting the effect of the previous sentence, no property manager or broker shall be considered an authorized agent of Landlord to amend, renew or terminate this Lease, to compromise any of Landlord’s claims under this Lease or to bind Landlord in any manner.”

16.                                 Change of Designated Addresses. Landlord’s Designated Address set forth in the Lease opposite Landlord’s signature is hereby superseded and replaced in its entirety by the following:

Designated Address for Landlord:

NewTower Trust Company Multi-Employer Property Trust

c/o Kennedy Associates Real Estate Counsel, Inc.
Attention: Executive Vice President - Asset Management
1215 Fourth Ave., Suite 2400
Seattle, WA 98161
Facsimile:  (206) 682-4769

with a copy to:

NewTower Trust Company Multi-Employer Property Trust

**Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

c/o Kennedy Associates Real Estate Counsel, Inc.

Attn: Vice President - Asset Management

7315 Wisconsin Avenue, Suite 350 West

Bethesda, MD 20814

Facsimile:  (301) 656-9339

and with a copy to:

NewTower Trust Company Multi-Employer Property Trust

c/o NewTower Trust Company

Attn: President/MEPT

or Patrick O. Mayberry

Three Bethesda Metro Center, Suite 1600

Bethesda, MD 20814

Facsimile:  (240) 235-9961

and with a copy to Manager at:

Trammell Crow Company

101 West Elm Street, Suite 400

Conshohocken, PA 19428

Facsimile:   484-530-4601

Tenant’s Designated Address set forth in the Lease opposite Tenant’s signature is hereby superseded and replaced in its entirety by the following:

Designated Address for Tenant:

Cephalon, Inc.

41 Moores Road

Frazer, PA 19355

Attn: Legal Department

Facsimile: (610) 738-6590

with a copy to:

Morgan, Lewis & Bockius LLP

1701 Market Street

Philadelphia, PA 19103

Attn:  J.J. Broderick, Esq.

Facsimile:  (215) 963-5001

17.                                 Offer. The submission of this First Amendment to Tenant or its broker or other agent does not constitute an offer to amend the Lease. This First Amendment shall have no force or effect until: (a) it is executed and delivered by Tenant to Landlord; and (b) it is executed and delivered by Landlord to Tenant.

18.                                 Brokers. Tenant was represented in the transaction evidenced by this First Amendment by Studley, Inc. (“Tenant’s Broker”), a licensed real estate broker. Landlord was represented in the transaction evidenced by this First Amendment by Trammell Crow Company (“Landlord’s Broker”), a licensed real estate broker. Each party to this First Amendment shall indemnify, defend and hold harmless the other party from and against any and all claims asserted against such other party by any real estate broker, finder or intermediary relating to any act of the indemnifying party in connection with this First Amendment.

**Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

19.                                 Severability; Captions. If any clause or provision of this First Amendment is determined to be illegal, invalid, or unenforceable under present or future laws, the remainder of this First Amendment shall not be affected by such determination, and in lieu of each clause or provision that is determined to be illegal, invalid or unenforceable, there be added as a part of this First Amendment a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable. Headings or captions in this First Amendment are added as a matter of convenience only and in no way define, limit or otherwise affect the construction or interpretation of this First Amendment.

20.                                 Incorporation of Prior Agreement; Amendments. The Lease, together with this First Amendment contains all of the agreements of the parties hereto with respect to any matter covered or mentioned therein or herein, and no prior agreement or understanding pertaining to any such matter shall be effective for any purpose. No provision of the Lease as amended by this First Amendment may be amended or added to except by an agreement in writing signed by the parties to the Lease or their respective successors in interest.

21.                                 Authority. Each individual executing this First Amendment on behalf of their respective party represents and warrants to the other party that he or she is duly authorized to so execute and deliver this First Amendment and that all corporate actions and consents required for execution of this First Amendment have been given, granted or obtained. If Tenant is a partnership, company, corporation or other business organization, it shall, within ten (10) Business Days after demand by Landlord, deliver to Landlord satisfactory evidence of the due authorization of this Lease and the authority of the person executing this First Amendment on its behalf.

22.                                 Ratification of Lease. The Lease, as herein amended, remains in full force and effect and is hereby ratified and reaffirmed in all respects.

<THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK>

**Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

WHEREFORE, the parties set their hands and seals as of the date first written above.

LANDLORD:

NewTower Trust Company Multi-Employer Property Trust, a trust organized under 12 C.F.R. Section 9.18

By:	Kennedy Associates Real Estate Counsel, Inc., Authorized Signatory

	By:	/s/ James R. Landau
Name: James R. Landau
Its: Vice President

TENANT:

Cephalon, Inc.,a Delaware corporation

By:	/s/ Robert J. Urban
Print Name: Robert J. Urban
Title: Vice President, Worldwide Facilities and Corporate Engineering

**Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

LANDLORD ACKNOWLEDGEMENT

Maryland	)
Montgomery	) ss.
)

On this 11th day of May, 2006, before me personally appeared James R. Landau, to me known to be a Vice President of Kennedy Associates Real Estate Counsel, Inc., the corporation that executed the within and foregoing instrument as authorized signatory of the NewTower Trust Company Multi-Employer Property Trust, and acknowledged said instrument to be the free and voluntary act and deed of such corporation as such authorized signatory, for the uses and purposes therein mentioned, and on oath stated that he (he or she) was authorized to execute said instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

Name: /s/	Melissa A. McLean
NOTARY PUBLIC in and for the Maryland,
residing at Washington DC.
My appointment expires: August 29, 2009.

[NOTARIAL SEAL]

TENANT ACKNOWLEDGEMENT

)
) ss.
)

On this 21st day of April, 2006, before me, a Notary Public in and for the Commonwealth of Pennsylvania personally appeared Robert J. Urban, the Vice President, Worldwide Facilities and Corporate Engineering of Cephalon, Inc., the Delaware corporation that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that s/he/they was/were authorized to execute said instrument..

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

Name:	/s/ Carolyn S. Iosca
NOTARY PUBLIC in and for the
, residing at
.
My appointment expires: March 3, 2007.

[NOTARIAL SEAL]

**Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

First Amendment Exhibit A

Drawing Showing the Expansion Premises

**Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.